                                                                   EXHIBIT 3.5



                                THE STATE OF OHIO

                                    BOB TAFT

                               Secretary of State

                                     738408

                                   CERTIFICATE

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Filings; that said records show the filing and recording of: AMA MIS AGS CHN CHL of:


            DALTON CORPORATION STRYKER MACHINING FACILITY CO. FORMERLY MACHINE & TOOL NORTH, INC.



           UNITED STATES OF AMERICA
                STATE OF OHIO
      OFFICE OF THE SECRETARY OF STATE


                                          Recorded on Roll 5767 at Frame 0241 of
                                          the Records of Incorporation and
                                          Miscellaneous Filings.

                                          WITNESS MY HAND AND THE SEAL OF THE
                                          SECRETARY OF STATE AT COLUMBUS, OHIO,
                                          THIS 6TH DAY OF MARCH   .

                                          BOB TAFT
                                          Secretary of State

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       ECONOMY MACHINE & TOOL NORTH, INC.

                                   ARTICLE I

                                      Name

      The name of the corporation is Dalton Corporation, Stryker Machining Facility Co. (the "Corporation").

                                   ARTICLE II

                                PRINCIPAL OFFICE

      The principal office of the Corporation shall be located at 310 Ellis Street, Stryker, Ohio 43557.

                                  ARTICLE III

                          CORPORATE PURPOSES AND POWERS

      The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code (the "Code"). The Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs to the extent such acts are permitted under the Code.

                                   ARTICLE IV

                                AUTHORIZED SHARES

      Section 4.1 NUMBER. The total number of shares which the Corporation is authorized to issue is One Thousand (1,000).

            SECTION 4.1.1 PAR VALUE SHARES. The number of authorized shares which the Corporation designates as having par value is zero (0).

            SECTION 4.1.2 NO PAR VALUE SHARES. The number of authorized shares which the Corporation designates as without par value is one thousand (1,000).

      Section 4.2 CLASSES. There shall be one (1) class of shares, designated common shares.

      Section 4.3 RIGHTS. All common shares shall have the same preferences, limitations and relative rights.

            SECTION 4.3.1 VOTING RIGHTS. With respect to each mater upon which shareholders are entitled to vote, each holder of common shares shall be entitled to one (1) vote for each common share standing in the shareholder's name on the Corporation's books on the record date.

            SECTION 4.3.2 RIGHTS UPON DISSOLUTION. In the event of the dissolution of the Corporation, upon the winding up and liquidation of its business and affairs, each holder of common shares shall be entitled to receive a ratable portion of the net assets of the Corporation remaining after payment (or provision for payment) of the debts and other liabilities of the Corporation.

            SECTION 4.3.3 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive rights to subscribe to or purchase any common shares or other securities of the Corporation.

      Section 4.4 ISSUANCE AND CONSIDERATION. Common shares may be issued for the consideration fixed from time to time by the Board of Directors.

      Section 4.5 RESTRICTIONS ON TRANSFER OF SHARES. The Code of Regulations, an agreement among shareholders, or an agreement between shareholders and the Corporation may impose restrictions on the transfer (or registration of transfer) of shares of the Corporation.

                                   ARTICLE V

                               BOARD OF DIRECTORS

      Section 5.1 Number. The Board of Directors shall consist of a minimum of two (2) individuals and a maximum of five (5) individuals. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by resolution of the Board of Directors. In the absence of a resolution fixing the number of directors, the number shall be three (3) unless there are fewer than three (3) shareholders, in which case the number shall be two (2).

      SECTION 5.2 QUALIFICATIONS. Directors need not be residents of the State of Ohio nor shareholders of the Corporation.

                                   ARTICLE VI

                    PROVISIONS FOR MANAGING THE BUSINESS AND
                    REGULATING THE AFFAIRS OF THE CORPORATION

      SECTION 6.1 AUTHORITY OF BOARD OF DIRECTORS. Subject to any specific limitation or restriction imposed by the Code or by these Articles of Incorporation, all corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors, without previous authorization or subsequent approval by the shareholders of the Corporation. Management by the Board of Directors includes, without limitation, the authority to cause the Corporation to be a promoter, partner or shareholder of any partnership, joint venture, corporation or other entity.

      SECTION 6.2 CODE OF REGULATIONS; BYLAWS. The Shareholders shall have the power to adopt, amend or repeal a Code of Regulations of the Corporation. The Code of Regulations, including any amendments thereto, may establish one or more procedures by which the Corporation regulates transactions that would, when consummated, result in a change of control of the Corporation. The Board of Directors shall be permitted to adopt Bylaws for their own government, or emergency regulations, as permitted under the Code, as amended from time to time.

      SECTION 6.3 REMOVAL OF DIRECTORS. Any director (or all of the directors) may be removed with or without cause by either the shareholders or the Board of Directors. Any director (or all of the directors) may be removed by the shareholders only at a meeting called for the purpose of removing the director(s), and the meeting notice must state that a purpose of the meeting is removal of the director(s). Any of the directors (or all of the directors) may be removed by the Board of Directors at any meeting of the Board, and no notice is required. In either case, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

      SECTION 6.4 AMENDMENT OF ARTICLES OF INCORPORATION. The Corporation may amend these Articles of Incorporation at any time to add or change a provision that, as of the effective date of the amendment, is required or permitted to be in the Articles of Incorporation or to delete a provision that, as of the effective date of the amendment, is not required to be in the Articles of Incorporation. Amendments to the Articles of Incorporation shall be adopted in any manner prescribed or permitted by the provisions of the Code as of the effective date of the amendment. All rights and powers conferred upon the shareholders or the directors by the Articles of Incorporation or the Code of Regulations are subject to this reserved right to amend the Articles of Incorporation. An amendment is adopted if the votes cast favoring the amendment exceed the votes cast opposing the amendment.

      SECTION 6.5 POTENTIALLY ABANDONED PROPERTY. After a period of six (6) years from the date specified for payment or delivery, the following property shall revert to and become the property of the Corporation:

            (a) An unclaimed dividend, distribution or other sum payable to a shareholder,

            (b) An unclaimed sum payable to any claimant on any obligation of the Corporation,

            (c) Any unclaimed funds or other property, tangible or intangible, held by the Corporation for the benefit of any person other than the Corporation, and

            (d) The interest, income, earnings or appreciation on any of the funds or property described above.

Before the end of the seventh year after the date that particular funds or property described above should have been paid, distributed or delivered, the Secretary shall prepare the Corporation's written claim to the funds or property including the interest, income, earnings or appreciation.

                                  ARTICLE VII

                                 INDEMNIFICATION

      SECTION 7.1 SCOPE OF INDEMNIFICATION. The Corporation shall indemnify the individuals listed in Section 7.2 against liability (including expenses) asserted or incurred in the defense of any proceeding to which the individual was made a party or a witness because of his status with the Corporation and in which the individual was (a) wholly successful on the merits or otherwise or (b) in which the Corporation (acting in accordance with Section 7.4) determines that the individual's conduct and beliefs met the standard of conduct prescribed by the Code, although the individual was not wholly successful on the merits or otherwise or (c) a court determines that the individual is entitled to indemnification. However, in proceeding brought by or in the right of the Corporation, if an individual was adjudged liable to the Corporation, indemnification shall be made only upon order of a court acting upon the individual's application for court-ordered indemnification.

      SECTION 7.2 SEVERABILITY. If any provision of this Article VII or its application to any individual or circumstance shall be invalid or unenforceable to any extent or in any jurisdiction, the remainder of this Article VII and the application of its provisions to other individuals or circumstances or in other jurisdictions shall not be affected and shall be enforced to the extent permitted by the Code.

                                  ARTICLE VIII

The amended and restated Articles of Incorporation of the Economy Machine & Tool North, Inc. adopted February 11, 1997, supercede in their entirety all prior Articles of Incorporation for Economy Machine & Tool North, Inc.

                       CERTIFICATE OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       ECONOMY MACHINE & TOOL NORTH, INC.

      The undersigned, K.L. Davidson and D.I. Brown, being the President and Secretary, respectively, of Economy Machine & Tool North, Inc., an Ohio corporation (the "Corporation"), DO HEREBY CERTIFY that on February 11, 1997, in a writing executed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by all of the shareholders of the Corporation, the attached Amended and Restated Articles of Incorporation of the Corporation were adopted and approved.

      IN WITNESS WHEREOF, we have executed this Certificate of Amended and Restated Articles of Incorporation this 11th day of February, 1997.



                                          /s/ K.L. Davidson
                                          --------------------------------------
                                          K.L. Davidson





                                          /s/ D.I. Brown
                                          --------------------------------------
                                          D.I. Brown

STATE OF                                                     NEBRASKA





UNITED STATES OF AMERICA,                                    DEPARTMENT OF STATE
   STATE OF NEBRASKA        SS.                              LINCOLN, NEBRASKA

      I, JOHN A. GALE, SECRETARY OF STATE OF NEBRASKA DO HEREBY CERTIFY;

      THE ATTACHED IS A TRUE AND CORRECT COPY OF ARTICLES OF INCORPORATION AS FILED IN THIS OFFICE ON JUNE 29, 1946, AND ALL AMENDMENTS THERETO OF

                              DEETER FOUNDRY, INC.

      WITH ITS REGISTERED OFFICE LOCATED IN LINCOLN, NEBRASKA.

      In Testimony Whereof,             I have hereunto set my hand and affixed
                                        the Great Seal of the State of Nebraska
                                        on August 20, in the year of our Lord,
                                        two thousand three.


(GRAPHIC SEAL)
                                            SECRETARY OF STATE

                                                           As adopted __________

                                 CODE OF BYLAWS

                                       OF

                           NEWNAM MANUFACTURING, INC.


                                   ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

      1.1   DEFINITIONS. As used in this Code of By-Laws:

            "CORPORATION" means Newnam Manufacturing, Inc.

            "LAW" means the Indiana Business Corporation Law, as amended from time to time.

            "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Corporation, as amended from time to time.

            "BYLAWS" means the Code of Bylaws of the Corporation, as amended from time to time.

      1.2 CONSTRUCTION. The Bylaws shall be construed in a manner which harmonizes the Bylaws, the Articles of Incorporation and the Law. Where the Bylaws are silent, the. Articles of Incorporation and the Law shall control. If any provision of the Bylaws is inconsistent with the Articles of Incorporation, the Articles of Incorporation shall control. If any provision of the Bylaws is inconsistent with the Law, the Law shall control except in those circumstances in which the Law expressly allows bylaws to provide contrary rules.

                                   ARTICLE 2

                                 INDEMNIFICATION

      2.1   NAME. The name of the Corporation is Newnam Manufacturing, Inc.

      2.2 PRINCIPAL OFFICE. The location of the principal office of the Corporation is 1900 East Jefferson Street, Warsaw, Indiana where the executive offices of the Corporation are located.

      2.3 REGISTERED OFFICE AND REGISTERED AGENT. The street address of the Corporation's initial registered office in Indiana and the name of its initial registered agent at that address is set forth in Article III of the Articles of Incorporation. The registered office or registered agent, or both, may be changed, terminated or discontinued in any manner allowable by the Law, without amending the Articles of Incorporation or the Bylaws.

                                                           As adopted __________

      2.4 SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper, or upon a rubber stamp suitable for stamping or printing on paper. About the upper periphery of the seal shall appear the name of the Corporation and about the lower periphery thereof the word "Indiana." In the center of the seal shall appear the words "Seal" or "Corporate Seal." However, the use of the seal (or an impression of the seal) is not required and does not affect the validity of any instrument whatsoever.

      2.5 FISCAL YEAR. The fiscal year of the Corporation shall be a 52-53 week fiscal year ending the Saturday on or nearest to the 31st day of December.

                                   ARTICLE 3

                                     SHARES

      3.1 CERTIFICATES FOR SHARES. Shares shall be represented by certificates signed by the President and the Secretary of the Corporation and bearing the seal of the Corporation. Restrictions on transfer shall be noted conspicuously on the front or back of the certificate.

      3.2 REGISTRATION OF TRANSFER OF SHARES. The Corporation shall register in its records the transfer of shares and shall issue a new certificate to the transferee if a certificate endorsed by the appropriate person(s) is presented to the Corporation, reasonable assurance is given that the endorsement is genuine and effective, and other requirements of applicable Indiana statutes are met or are waived by resolution of the Board of Directors, except in those cases in which the Corporation has received written notification of an adverse claim or is charged with notice of an adverse claim.

      3.3 LOST, DESTROYED OR WRONGFULLY TAKEN CERTIFICATES. If a registered owner of shares claims that the certificate representing his shares has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate if the registered owner makes a written request, complies with the requirements of applicable Indiana statutes and, in addition, complies with the requirements which the Board of Directors may adopt by resolution. The Board of Directors may waive the statutory requirement for an indemnity bond if the Board of Directors determines that the registered owner's agreement to indemnify the Corporation provides sufficient protection against potential liabilities to adverse claimants.

                                   ARTICLE 4

                            MEETINGS OF SHAREHOLDERS

      4.1 ANNUAL MEETING. The shareholders' meeting for the election of directors and for the transaction of other business shall be held each year in the month of April at the date, time and place set by the Board of Directors. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action. Notice of an annual meeting may be communicated orally. Any or all shareholders may participate in an annual shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting.

                                                           As adopted __________

      4.2 SPECIAL MEETING. Special meetings of shareholders shall be held upon the call of the Board of Directors or the President or if the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one (1) or more written demands for the special meeting describing the purpose or purposes for which it is to be held. Notice of a special meeting shall be in writing, shall designate the date, time and place of the meeting and shall describe the purpose or purposes for which the meeting is to be held. Any or all shareholders may participate in a special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting.

                                   ARTICLE 5

                             THE BOARD OF DIRECTORS

      5.1 ELECTION, TERM OF OFFICE, QUALIFICATION AND RESIGNATION. Directors shall be elected by the shareholders at the shareholders' annual meetings, but may be elected at any shareholders' meeting. The term of a director expires at the next annual shareholders' meeting following his election or upon his earlier death, resignation or removal from office. Despite the expiration of a director's term, the director continues to serve until a successor is elected and qualifies or until there is a decrease in the number of directors. (A decrease in the number of directors does not shorten an incumbent director's term except in the case of a director continuing to serve beyond the expiration of his term.) A director may qualify either by giving notice to the Secretary of his acceptance of the office of director or by attending a meeting of the Board of Directors. A director may resign by delivering notice to the Board of Directors or to any other officer of the Corporation.

      5.2 VACANCIES. If a vacancy occurs on the Board of Directors, including a vacancy resulting from the resignation, death or removal of a director and a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, and, if the directors remaining in office constitute less than a quorum of the Board of Directors, the remaining directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

      5.3   QUORUM; VOTING REQUIREMENT. Except as otherwise provided in Section
5.2 with respect to the filling of vacancies on the Board of Directors, a quorum of the Board of Directors shall consist of one-half (1/2) of the number of directors prescribed by the resolution of the Board of Directors in effect immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, except as otherwise provided in Article 9 of the Bylaws with respect to the amendment or repeal of bylaws.

      5.4 ANNUAL MEETING. Unless otherwise determined by the Board of Directors, the Board of Directors shall meet each year promptly after the shareholders' annual meeting for the purpose of electing officers and transaction of other business. The failure to hold an annual meeting at the designated time does not affect the validity of any corporate action, and if the

                                                           As adopted __________

meeting is not held at the designated time, the election of officers may be conducted at any subsequent meeting of the Board of Directors. No notice of the date, time, place, or purpose of the annual meeting need be given, if notice of the shareholders' annual meeting has been given, and in any event notice of an annual meeting may be communicated orally.

      5.5 REGULAR MEETINGS. The Board of Directors may from time to time adopt resolutions scheduling the date(s), time(s) and place(s) of regular meetings of the Board of Directors. A scheduled regular meeting of the Board of Directors may be held without further notice of the date, time, place or purpose of the meeting, and in any event notice of a regular meeting may be communicated orally.

      5.6 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon the call of the President or upon the written request of any director. The call or request shall state the date by which the special meeting shall be held and may state the purpose(s) for holding the special meeting. A special meeting of the Board of Directors must be preceded by at least two (2) days notice of the date, time and place of the meeting. The notice need not describe the purpose(s) of the special meeting unless a purpose is to remove an officer or director in which case notice of that purpose shall be given. Notice of a special meeting may be communicated orally. Whether or not the notice of a special meeting describes the purpose(s) of the meeting, the Board of Directors may consider and act upon any matter at a special meeting.

      5.7 EMERGENCY MEETINGS. It an extraordinary event prevents a quorum of the Board of Directors from assembling in time to deal with the business for which a meeting has been or is to be called, any director may call an emergency meeting of the Board of directors. Notice of an emergency meeting need be given only to those directors whom it is practicable to reach and may be given in any practicable manner allowable under the Law. One (1) or more officers of the Corporation present at an emergency meeting of the Board of Directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.

                                   ARTICLE 6

                                  THE OFFICERS

      6.1 ELECTION, TERM OF OFFICE, QUALIFICATION AND RESIGNATION. The Board of Directors shall elect a President, Secretary and Treasurer and may elect one or more Vice Presidents. The same individual may simultaneously hold more than one (1) office in the Corporation. Officers shall normally be elected at the Annual Meeting of the Board of Directors, but may be elected at any meeting of the Board of Directors. An officer shall hold office from the effective date of his election until the next Annual Meeting of the Board of Directors and thereafter until his successor is duly elected and has qualified, or until the officer's earlier death, resignation or removal from office. The President must be a director, but other officers need not be directors. An officer shall qualify by giving notice to the Secretary of his acceptance of the office. An officer may resign by delivering notice to the Board of Directors or to any other officer of the Corporation.

                                                           As adopted __________

      6.2 SALARIES. The salaries of the officers shall be fixed or changed, from time to time, by resolution of the Board of Directors or by contract.

      6.3 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have an powers and "duties which are by law or custom incident to the office of the President. The President shall preside at all meetings of shareholders and the Board of Directors. All contracts, deeds, notes and similar documents shall be signed on behalf of the Corporation by the President or his designee, except in those instances in which the Board of Directors assigns that duty to another officer. The President shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors.

      6.4 VICE PRESIDENTS. The Vice President(s) shall have the powers and perform the duties assigned from time to time by the Board of Directors and by the President. If the President resigns, is removed from office or for any reason is unable or unavailable to perform his duties, the Vice President shall temporarily act in the place of the President. If the Board of Directors elects more than one vice president and neither the Board of Directors nor the President has designated a Vice President to act in the place of the President, the individual listed first in the resolution electing vice presidents shall temporarily act in the place of the President until the Board of Directors directs otherwise.

      6.5 SECRETARY. The Secretary shall have the responsibility for preparing minutes of meetings of the shareholders and the Board of Directors and for authenticating records of the Corporation. The Secretary shall cause to be kept and maintained all records of the Corporation required by the Law. The Secretary shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors and by the President.

      6.6 TREASURER. The Treasurer shall be the chief financial officer' of the Corporation and shall have responsibility for all funds of the Corporation. The Treasurer shall render to the President and the Board of Directors an accounting of the financial condition of the Corporation, from time to time whenever requested. The Treasurer shall, in addition, have the powers and perform the duties assigned from time to time by the Board of Directors and by the President.

                                   ARTICLE 7

                                REQUIRED RECORDS

      7.1 MEETING RECORDS. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

      7.2 ACCOUNTING RECORDS. The Corporation shall maintain appropriate accounting

      7.3 SHAREHOLDER LIST. The Corporation shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

                                                           As adopted __________

      7.4 FORM OF RECORDS. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

      7.5 RECORDS KEPT AT PRINCIPAL OFFICE. The Corporation shall keep at its principal office a copy of the records:

            ARTICLES OF INCORPORATION. Its Articles of Incorporation or Restated Articles of Incorporation and an amendments to them currently in effect.

            BYLAWS. Its Code of Bylaws or Restated Code of Bylaws and all amendments to them currently in effect.

            "BLANK CHECK STOCK" Resolutions. Resolutions adopted by the Board of Directors with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

            MINUTES. The minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years.

            COMMUNICATIONS. All written communications to shareholders generally within the past three (3) years, including the financial statements, if any, furnished to shareholders for the past three (3) years.

            DIRECTORS AND OFFICERS. A list of the names and business addresses of its current directors and officers.

            ANNUAL REPORT. Its most recent annual report delivered to the Indiana Secretary of State.

All original records and all other records, including the records identified in Sections 7.1, 7.2 and 7.3, may be kept at another location including the office of counsel to the Corporation.

      7.6 SHAREHOLDER INSPECTION. A shareholder shall be entitled to inspect and copy the records of the Corporation to the extent and in the manner provided by the Law.

                                    ARTICLE 8

                                 INDEMNIFICATION

      8.1 SCOPE OF INDEMNIFICATION. The Corporation shall indemnify the individuals listed in Section 8.2 against liability (including expenses) incurred in the defense of any proceeding to which the individual was made a party or a witness because of his status with the Corporation

                                                           As adopted __________

and in which the individual was (a) wholly successful on the merits or otherwise or (b) in which the Corporation (acting in accordance with Section 8.4) determines that the individual's conduct and beliefs met the standard of conduct prescribed by the Law, although the individual was not wholly successful on the merits or otherwise or (c) a court determines that the individual is entitled to indemnification.

      8.2 INDIVIDUALS ELIGIBLE FOR INDEMNIFICATION. The following individuals are eligible for indemnification, as described in this Article 8:

            Any director, officer, employee or agent of the Corporation including an individual who is or was (or agreed to be) a director, officer, employee or agent of the Corporation or an individual who, while a director, officer, employee or agent of the Corporation, is or was serving (or agreed to serve) at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

      8.3 ADVANCES. Subject to the conditions prescribed by the Law and in accordance with Section 8.4, the Corporation may pay for or reimburse the reasonable expenses incurred by an individual who is a party to or witness in a proceeding, in advance of the final disposition of the proceeding.

      8.4 DETERMINATIONS BY THE CORPORATION. The Corporation shall authorize payments in each specific case only after a determination has been made, in a manner allowable by the Law, that indemnification is permissible in the circumstances because the individual has met the standard of conduct prescribed by the Law.

      8.5 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any individual described in Section 8.2, whether or not the Corporation would have power under these Bylaws or the Law to indemnify the individual against the liabilities covered by insurance.

                                   ARTICLE 9

                                   AMENDMENTS

      9.1 POWER TO AMEND OR REPEAL. The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation without notice to or action by the shareholders.

      9.2 NO NOTICE REQUIRED; QUORUM. The Bylaws (or any provision of the Bylaws) may be adopted, amended or repealed at any meeting of the Board of Directors at which a quorum is present without prior notice of the purpose of the meeting and without notice of the provision proposed to be adopted, amended or repealed.

      9.3 SPECIAL VOTING REQUIREMENT. Notwithstanding Section 5.3 of these Bylaws, the adoption, amendment or repeal of the Bylaws (or any provision of the Bylaws) requires the

                                                           As adopted __________

affirmative vote of a majority of the number of directors in office immediately before the beginning of the meeting at which the adoption, amendment or repeal is voted upon.

      9.4 AMENDMENT OR REPEAL OF QUORUM AND VOTING REQUIREMENTS. Action by the Board of Directors to adopt a bylaw that changes the quorum or voting requirement for action by the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.